Exhibit 99.2

CENTRAL EUROPEAN MEDIA ENTERPRISES ANNOUNCES RESULTS OF ITS OFFER TO REPURCHASE ITS 8.25% SENIOR NOTES DUE 2012

Hamilton, Bermuda — September 11, 2009 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (Nasdaq Global Select Market/Prague Stock Exchange: CETV) announced today the results of its tender offer launched on September 7, 2009 to purchase for cash a portion of its 8.25% Senior Notes due 2012 (ISIN:XS0218213816 (Regulations S)) (the “Notes”).  The tender offer was open to non-U.S. holders only and expired at 4:00 p.m. London time on September 10, 2009.

The Company has accepted for repurchase valid tenders of its Notes totaling € 63.2 million in aggregate principal amount at a purchase price of € 970 per € 1,000 principal amount.Settlement of the tender is expected to take place on September 21, 2009. On the settlement date, note holders whose Notes have been accepted for repurchase will receive the purchase price (€ 970 for each € 1,000 in principal amount of Notes repurchased) and accrued but unpaid interest on these Notes from (and including) the last interest payment date to (but excluding) September 21, 2009. The Notes repurchased in the offer will be cancelled.

CME is a broadcasting company operating leading networks in seven Central and Eastern European countries with an aggregate population of approximately 97 million people. The company’s television stations are located in Bulgaria (PRO.BG and RING.BG), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema and Nova Sport), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza, Doma and Nova Sport), Slovenia (POP TV and Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International and Kino). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business.  Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act.  Forward-looking statements include, among others, statements about our future performance, the continuation of historical trends, the sufficiency of our sources of capital for future needs, the effects of acquisitions and the expected impact of recently issued accounting pronouncements.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described under the heading “Risk factors” contained in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 and the various factors described below.  Since it is not possible to foresee all such factors, you should not consider these factors to be a complete list of all risks or uncertainties.  Such risks and uncertainties include:

•	the effect of the credit crisis and economic downturn in our markets as well as in the United States and Western Europe;
•	decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate;
•	the timing and sustainability of any stabilization and economic recovery in the markets in which we operate;
•	the impact of any additional investments we make in our Bulgaria and Ukraine operations;
•	our effectiveness in implementing our strategic plan for our Ukraine operations or our Bulgaria operations;
•	our ability to make future investments in television broadcast operations;
•	our ability to develop and implement strategies regarding sales and multi-channel distribution;
•	changes in the political and regulatory environments where we operate and application of relevant laws and regulations;
•	the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses; and
•	our ability to acquire necessary programming and attract audiences.

We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

For further information visit: www.cetv-net.com, or contact:

Romana Tomasová
Vice President Corporate Communications
Central European Media Enterprises
+420 242 465 525
romana.tomasova@cme-net.com